EXHIBIT 99.3

WebMD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Revenue	$246,471	$227,644	$481,214	$453,517
Costs and expenses:
Cost of operations	143,582	135,648	277,962	274,179
Development and engineering	10,490	11,113	21,502	21,981
Sales, marketing, general and administrative	71,724	76,511	141,794	155,877
Depreciation and amortization	16,016	33,033	43,992	65,792
Impairment of long-lived assets	33,113	609	33,113	609
Restructuring and integration charge (benefit)	—	1,160	—	(2,590)
Other income	1,118	5,866	1,301	5,866
Interest income	4,994	6,022	10,049	9,162
Interest expense	2,927	2,954	5,848	3,095

Loss before income tax provision	(25,269)	(21,496)	(31,647)	(50,398)
Income tax provision	1,001	713	1,981	1,413

Net loss	$(26,270)	$(22,209)	$(33,628)	$(51,811)

Basic and diluted net loss per common share	$(0.09)	$(0.07)	$(0.11)	$(0.17)

Weighted-average shares outstanding used in computing basic and diluted net loss per common share	304,001	309,462	303,447	310,565

WebMD CORPORATION
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Revenues
Transaction services	$118,021	$117,204	$233,514	$235,131
Physician services	76,797	66,068	148,808	132,157
Portal services	26,538	18,006	48,718	35,140
Plastic technologies	31,649	31,509	62,187	61,050
Inter-segment eliminations	(6,534)	(5,143)	(12,013)	(9,961)

	$246,471	$227,644	$481,214	$453,517

Income (loss) before taxes, restructuring, non-cash and other items
Transaction services	$22,342	$18,264	$46,393	$35,802
Physician services	6,359	6,234	12,656	12,486
Portal services	6,192	(2,219)	10,210	(7,056)
Plastic technologies	7,967	8,197	15,247	15,795
Corporate	(12,381)	(12,641)	(24,843)	(27,248)
Interest income	4,994	6,022	10,049	9,162
Interest expense	(2,927)	(2,954)	(5,848)	(3,095)

	$32,546	$20,903	$63,864	$35,846

Basic and diluted income per common share before taxes, restructuring, non-cash and other items (a)	$0.11	$0.07	$0.21	$0.12

Taxes, restructuring, non-cash and other items (b)
Depreciation and amortization	$(16,016)	$(33,033)	$(43,992)	$(65,792)
Amortization of prepaid content and services (included in cost of operations)	(827)	(750)	(827)	(1,724)
Amortization of prepaid content and services (included in sales, marketing, general and administrative)	(5,176)	(5,399)	(11,322)	(11,685)
Non-cash stock compensation (included in sales, marketing, general and administrative)	(3,801)	(7,314)	(7,558)	(14,890)
Impairment of long-lived assets	(33,113)	(609)	(33,113)	(609)
Restructuring and integration (charge) benefit	—	(1,160)	—	2,590
Income tax provision	(1,001)	(713)	(1,981)	(1,413)
Other income	1,118	5,866	1,301	5,866

Net loss	$(26,270)	$(22,209)	$(33,628)	$(51,811)

Basic and diluted net loss per common share	$(0.09)	$(0.07)	$(0.11)	$(0.17)

Weighted-average shares outstanding used in computing basic and diluted net loss per common share	304,001	309,462	303,447	310,565

(a)	Basic and diluted income per common share before taxes, restructuring, non-cash and other items is based on the weighted average shares outstanding used in computing basic and diluted net loss per common share.

(b)	Reconciliation of income before taxes, restructuring, non-cash and other items to net loss.

WebMD CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2003	2002

	(Unaudited)
Assets
Cash and cash equivalents	$461,530	$179,541
Short-term investments	216,060	10,888
Accounts receivable, net	178,357	170,467
Inventory	19,724	18,804
Current portion of prepaid content and distribution services	24,944	25,406
Other current assets	21,180	26,197

Total current assets	921,795	431,303
Marketable debt securities	268,222	449,289
Marketable equity securities	7,504	7,427
Property and equipment, net	89,160	94,737
Prepaid content and distribution services	37,290	48,532
Goodwill	615,488	629,055
Intangible assets, net	50,051	79,536
Other assets	35,801	26,369

	$2,025,311	$1,766,248

Liabilities and Stockholders’ Equity
Accounts payable	$13,880	$11,494
Accrued expenses	186,280	212,600
Deferred revenue	86,588	81,179
Current portion of long-term debt	—	6,546

Total current liabilities	286,748	311,819
Convertible subordinated notes	599,999	300,000
Other long-term liabilities	631	628
Stockholders’ equity	1,137,933	1,153,801

	$2,025,311	$1,766,248

WebMD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended
	June 30,

	2003	2002

Cash flows from operating activities:
Net loss	$(33,628)	$(51,811)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	43,992	65,792
Impairment of long-lived assets	33,113	609
Amortization of debt issuance costs	774	374
Non-cash content and distribution services	12,149	13,409
Non-cash stock-based compensation	7,558	14,890
Non-cash portion of restructuring and integration charge	—	617
Gain on investments	(183)	(5,866)
Changes in operating assets and liabilities:
Accounts receivable	(5,262)	2,097
Inventory	(920)	1,481
Prepaid content and distribution services	(445)	(938)
Accounts payable	1,827	(5,108)
Accrued expenses	(26,885)	1,210
Deferred revenue	478	10,871
Other, net	4,751	(1,116)

Net cash provided by operating activities	37,319	46,511

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	2,631	101,826
Proceeds from maturities and redemptions of held-to-maturity securities	102,919	1,055
Purchases of available-for-sale securities	(6,730)	(201,565)
Purchases of held-to-maturity securities	(124,931)	(246,072)
Purchases of property and equipment	(9,571)	(14,370)
Cash paid in business combinations, net of cash acquired	(14,701)	(2,924)

Net cash used in investing activities	(50,383)	(362,050)

Cash flows from financing activities:
Proceeds from issuance of common stock	28,578	13,369
Payments of notes payable and other	(6,563)	(4,021)
Redemption of Series B Preferred Stock	—	(10,000)
Purchases of treasury stock	(18,125)	(88,747)
Net proceeds from issuance of convertible debt	290,500	292,000

Net cash provided by financing activities	294,390	202,601
Effect of exchange rates on cash	663	899

Net increase (decrease) in cash and cash equivalents	281,989	(112,039)
Cash and cash equivalents at beginning of period	179,541	286,273

Cash and cash equivalents at end of period	$461,530	$174,234